EXHIBIT 23.2 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-281113, 333-281956, 333-282389, and 333-285614) and Form S-8 (Nos. 333-277549, 333-281083, 333-282562, 333-288193, 333-289841, and 333-290861) of Serve Robotics Inc. of our report dated March 6, 2025 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K. /s/ dbbmckennon Newport Beach, California March 12, 2026